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                                                                    EXHIBIT 10.1
                                                                    ------------

                             SETTLEMENT AGREEMENT
                             --------------------

          The persons and entities represented by the undersigned attorneys (the "Signatory Parties") have reached an agreement to settle and dismiss claims in the actions captioned Tishrei Trading v. Lyons et al., Civil Action No. 17201NC, Shores v. Lyons et al., Civil Action No. 17206NC, and Green v. Lyons et al., Civil Action No. 17211NC (the "Actions"), now pending in the Court of Chancery for the State of Delaware in and for New Castle County (the "Court"), and certain other outstanding matters between and among them, on the terms and subject to the conditions set forth below (the "Settlement"):

          1. Upon execution of this Settlement Agreement (the "Settlement Agreement"), the plaintiffs in the Actions shall withdraw their motion for preliminary injunction as soon as is practicable, and all discovery in the Actions shall be stayed. The named defendants and the plaintiffs in the Actions agree that they shall submit to the Court all pleadings or other papers, and take any necessary actions, to carry out the provisions of the preceding sentence.

          2. Defendant Ascent Entertainment Group, Inc. ("Ascent") and EPL, LLC and EPL II, LLC shall execute, in the form annexed hereto and incorporated herein as Exhibit A, a Purchase and Sale Agreement (the "New Sale Agreement") that shall rescind the Purchase and Sale Agreement (the "Sale Agreement") dated as of April 25, 1999 by and between Ascent and EPL, LLC and EPL II, LLC. Upon execution of the New Sale Agreement by the parties thereto, Ascent shall promptly (a) issue a press release (the "Press Release") that describes the material terms of the New Sale Agreement and this Settlement Agreement and states that the full text of the New Sale Agreement and this Settlement Agreement have been filed with the Securities and Exchange Commission ("SEC") and (b) file with the SEC copies of the Press Release, the New Sale Agreement and the Settlement Agreement, as exhibits to a Current Report on Form 8-K. The Press Release shall refer to the fact that Charles Lyons will be on leave from his positions at Ascent.

          3. Upon execution of the New Sale Agreement, Ascent shall solicit from third parties cash offers ("Competing Offers") to purchase the equity interests of the businesses contemplated to be sold pursuant to the New Sale Agreement (the "Assets"), in accordance with the provisions of Section 10.11 of the New Sale Agreement. Ascent shall engage an additional financial advisor (the "Additional Financial Advisor") for the purposes of soliciting and
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evaluating Competing Offers and providing the Board of Directors of Ascent (the
"Ascent Board") with an opinion as to the fairness, from a financial point of view, of any Competing Offer that is accepted or approved by the Ascent Board. The Additional Financial Advisor shall be Wasserstein Perella & Co., Inc. ("Wasserstein") in the event that a retention agreement with Wasserstein reasonably satisfactory to Ascent can be agreed to; but in the event that such a retention agreement is not agreed to, the selection by Ascent of the Additional Financial Advisor shall be subject to the approval of counsel for plaintiffs in the Actions, provided that such approval shall not be unreasonably withheld. The Signatory Parties hereby covenant and agree that they shall not assert any claims or causes of action, or commence or prosecute any action or suit, against either the Additional Financial Advisor or Allen & Co., except for gross negligence or malfeasance, in connection with the solicitation of Competing Offers or any actions that have been or will be taken with respect to the sale of the Assets pursuant to the procedures set forth in this paragraph and in
Section 10.11 of the New Sale Agreement. The Additional Financial Advisior and Allen & Co. shall be intended third-party beneficiaries of the provisions in the preceding sentence, and there are no other intended third-party beneficiaries of such provision.

          4. As soon as is practicable upon (but in no event more than one week after) execution of this Settlement Agreement, Ascent shall cause Peter W. May to become a member of the Ascent Board as a Class I director whose term continues until Ascent's annual meeting of stockholders in the year 2001, and the Ascent Board shall establish a three-member committee of outside directors for the purpose of determining the terms and conditions of Charles Lyons' severance from Ascent. Mr. May shall be a member of that committee.

          5. Solely for purposes of this Settlement, the named defendants and the plaintiffs in the Actions (a) agree to seek jointly the certification, pursuant to, among other things, Rules 23(a), b(1) and b(2) of the Court, of a plaintiff class (the "Class") consisting of all common stockholders of the Company during the period April 25, 1999 through the date of the closing of any transaction involving the sale of the Assets pursuant to the procedures set forth in section 10.11 of the New Sale Agreement, and (b) stipulate that the plaintiffs in the Actions are appropriate plaintiffs for the purposes of a derivative action pursuant to Rule 23.1 of the Court. The named defendants and the plaintiffs in the Actions shall submit to the Court such pleadings as are necessary to obtain an order from the Court certifying the Class and implementing the Settlement in a form customary for settlements of the type provided for herein.

          6. The named defendants and the plaintiffs in the Actions shall prepare, execute, and submit to the Court an appropriate stipulation of settlement (the "Stipulation"), consistent with the terms of this Settlement Agreement, as soon as is practicable. The Stipulation shall

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provide for, among other things, the complete discharge, settlement, dismissal with prejudice, release of, and an injunction barring the assertion of, any and all claims, rights, demands, causes of actions, suits, matters, and issues, that Ascent or any member of the Class has asserted, might have asserted, or could have asserted, in a direct, representative, derivative or any other capacity, in any court of competent jurisdiction, arising out of or related, directly or indirectly, in any way, to the subject matter of the Actions, the Assets, the Sale Agreement, or the New Sale Agreement (including the process for the sale of the Assets and all actions taken and to be taken in connection therewith), against any defendant in the Actions (or any present or former director, officer, employee, agent, attorney, advisor, financial advisor, investment banker or representative of any defendant in the Actions, or such other related person or entity as are customarily included in such a release) or against EPL, LLC, EPL II, LLC, EPL III, LLC, or EPL IV, LLC (the "Laurie LLCs") (or their members or managers), whether arising under any state or federal statutory or common law; provided, however, that, except as provided in the last sentence of paragraph 3 herein, there shall be no discharge or release of any claim to enforce, or arising out of or relating to any breach of, this Settlement Agreement, the Stipulation or the New Sale Agreement. The Stipulation shall also provide for the complete discharge, settlement, dismissal with prejudice, release of, and an injunction barring the assertion of, any and all claims, rights, demands, causes of actions, suits, matters, and issues, that any Signatory Party (or any present or former director, officer, employee, agent, attorney, advisor, financial advisor, investment banker or representative of any such party, or such other related person or entity as are customarily included in such a release) has asserted, might have asserted, or could have asserted, in any court of competent jurisdiction, arising out of or related, directly or indirectly, in any way, to the subject matter of the Actions, the Assets, the Sale Agreement, or the New Sale Agreement (including the process for the sale of the Assets and all actions taken and to be taken in connection therewith), against any plaintiff in the Actions or any other defendant in the Actions (or any present or former director, officer, employee, agent, attorney, advisor, financial advisor, investment banker or representative of any such plaintiff or other defendant in the Actions, or such other related person or entity as are customarily included in such a release), or against the Laurie LLCs (or their members or managers), whether arising under any state or federal statutory or common law; provided, however, that, except as provided in the last sentence of paragraph 3 herein, there shall be no discharge or release of any claim to enforce, or arising out of or relating to any breach of, this Settlement Agreement, the Stipulation or the New Sale Agreement.

          7. The Stipulation shall expressly provide, among other things, that the Signatory Parties that are defendants in the Actions have denied, and continue to deny, that they have committed any violations of law, and that they are entering into the Stipulation (a) because the

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proposed settlement would eliminate the burden and expense of further litigation, and (b) to facilitate a sale of the Assets in accordance with the best interests of Ascent and its stockholders. Neither the Lauries nor the Laurie LLCs (or their members or managers) are submitting themselves to the jurisdiction of the Court or any of the courts located in Delaware except for the purposes of the settlement of the Actions or the enforcement thereof, and their participation in the settlement and the process related to the settlement shall not constitute a waiver of the right of any or all of them to contest personal jurisdiction, in the event that the settlement is not approved by the court and/or consummated by the Signatory Parties. If the Settlement is not approved by the Court and/or consummated by the Signatory Parties, the Lauries and the Laurie LLCs (and their members and managers) specifically and expressly reserve any and all of their respective rights to contest the personal jurisdiction of the Court or any other courts located in Delaware over any or all of them.

          8. Ascent and individual defendants Peter Barton, James A. Cronin, III, Paul Gould, Charles M. Lillis and Charles M. Neinas mutually acknowledge that, when executed by the parties thereto, the New Sale Agreement will provide substantial benefits to the stockholders of Ascent, that such benefits will result from the commencement and prosecution of the Actions by plaintiffs and their counsel and their communications with Ascent and those individual defendants, and that such benefits would not occur but for the commencement and prosecution of the Actions by plaintiffs and their counsel and their communications with Ascent and those individual defendants. Ascent and the plaintiffs in the Actions shall attempt to reach agreement upon an amount of attorneys' fees and expenses to be paid by Ascent (or any successors in interest to Ascent) to counsel for plaintiffs, and, if such an amount is agreed upon, the Stipulation shall provide that plaintiffs and their counsel shall submit to the Court, and that defendants shall not oppose, a request for attorneys' fees and expenses in such agreed-upon amount. In the event that such an amount of plaintiffs' attorneys' fees and expenses is not agreed upon, the Stipulation shall provide that Ascent (or any successors in interest to Ascent) shall pay such fees and expenses in an amount as, upon application by plaintiffs' counsel, the Court shall determine by order, subject to any appeal of such order. The Stipulation shall provide that plaintiffs' attorneys' fees and expenses shall be payable to Milberg Weiss Bershad Hynes & Lerach LLP within ten (10) days of the date that any order by the Court directing the payment of such attorneys' fees and expenses becomes final and not subject to further appeal or review, by exhaustion of any possible appeal, lapse of time, or otherwise, and that in the event that any appeal is taken from any determination of the Court of the amount of such fees and expenses, Ascent (or any successors in interest to Ascent) shall pay interest, at the prime rate as quoted by Citibank, N.A., on the amount of such fees and expenses that are ultimately sustained on appeal.

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All applications for an award of attorneys' fees and expenses in connection with the Actions or the subject matter of the Actions shall be submitted to the Court and shall not be submitted or pursued in any other Court or forum. The Stipulation shall further provide that all costs of notice and administration incurred in connection with the Settlement shall be borne by defendant Ascent
(or any successors in interest to Ascent), and that no claim for attorneys' fees and expenses shall be asserted against any other Signatory Party.

          9. The consummation of the Settlement contemplated herein is subject to: (a) certification of the Class and approval of the Settlement by the Court after appropriate notice and hearing; and (b) the entry by the Court of a judgment that (i) approves the Settlement and dismisses the Actions with prejudice and without costs to any party (other than plaintiffs' attorneys' fees and expenses) and (ii) has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time, or otherwise. This Settlement Agreement shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the positions of the Signatory Parties with respect to the Actions (including but not limited to the position of the Lauries and of the Laurie LLCs that the Court may not assert personal jurisdiction over any or all of them), should any of the conditions set forth in the preceding sentence not be met.

          10. All counsel executing this Settlement Agreement hereby warrant and represent that they have the full authority to do so. In the event that fewer than all the defendants in the Actions execute this Settlement Agreement, this Settlement Agreement shall be binding as to the Signatory Parties who do so agree, and the Stipulation and Settlement contemplated herein shall contain appropriate provisions to protect those defendants who do so agree from any potential for exposure or liability to any non-settling defendant as a result of the claims asserted in the Action (whether by an appropriate reduction of judgment provision, settlement bar order, or otherwise) and, notwithstanding anything in paragraph 6 herein, may exclude any defendant that does not agree from obtaining the benefit of the release provisions of the Stipulation.

          11. Nothing in this Settlement Agreement: (a) shall be deemed to be
(i) a presumption, a concession, or an admission, by any Signatory Party that is a defendant in the Actions, of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Actions, or any other actions or proceedings, (ii) a presumption, a concession, or an admission by any or all of the Lauries or the Laurie LLCs (or their members or managers) that personal jursidiction over any or all of the Lauries or the Laurie LLCs (or their members or managers) exists before the Court, or (iii) a presumption, a concession, or an admission, by any Signatory Party that is a plaintiff in the Actions, of any lack of merit in any claim of any fault, liability, or

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wrongdoing as to any facts or claims alleged or asserted in the Actions, or any other actions or proceedings; and (b) shall be interpreted, construed, deemed, invoked, offered, or

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received in evidence or otherwise used by any person in these Actions or any other actions or proceedings, whether civil, criminal, or administrative, except for purposes of enforcement of the Settlement Agreement and the Settlement contemplated hereby. This Settlement Agreement and the Settlement contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of laws principles. This Settlement Agreement may be executed in counterparts by any of the Signatory Parties, and as so executed shall constitute one agreement.

Dated:  June 22, 1999


                                   ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.
                                   MILBERG WEISS BERSHAD HYNES & LERACH LLP
                                   BERNSTEIN LIEBHARD & LIFSHITZ
                                   ROBERT C. SUSSER, P.C.
                                   LAW OFFICES OF BRIAN BARRY

                                   By: /s/ Steven G. Schulman
                                      -----------------------------------------
                                       On Behalf of Plaintiffs


                                   POTTER, ANDERSON & CORROON LLP
                                   WACHTELL, LIPTON, ROSEN & KATZ


                                   By: /s/ Marc Wolinsky
                                      -----------------------------------------
                                      On Behalf of Defendants Ascent
                                      Entertainment
                                       Group, Inc., Peter Barton, Paul Gould,
                                       Charles M. Lillis, and Charles M. Neinas


                                   CONNOLLY, BOVE, LODGE & HUTZ


                                   By: /s/   Henry E. Gallagher
                                      ----------------------------------------
                                      On Behalf of Defendant James A. Cronin,
                                      III

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                                 RICHARDS LAYTON & FINGER, P.A.
                                 Brownstein Hyatt Farber & Strickland, P.C.


                                 By:  /s/ Daniel A. Dreisbach
                                     -------------------------------------------
                                     On Behalf of Defendant Charles Lyons


                                 Prickett, Jones, Elliott & Kristol

                                 Akin, Gump, Strauss, Hauer & Feld, LLP


                                 By:  /s/ Steven M. Pesner
                                     -------------------------------------------
                                     On Behalf of the Laurie LLCs and Defendants
                                      William J. Laurie and Nancy W. Laurie

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